UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

GETAROUND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40152	85-3122877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street

San Francisco, California 94111

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 295-5725

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	GETR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 30, 2023, Getaround, Inc. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The notice has no immediate effect on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE, subject to the Company’s compliance with other NYSE continued listing standards.

In accordance with the NYSE Listed Company Manual, the Company intends to notify the NYSE of its intent to cure the stock price deficiency and return to compliance with the NYSE continued listing standards. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval, no later than at the Company’s next annual meeting of stockholders, if necessary to cure the stock price non-compliance.

The Company’s common stock will continue to be listed and trade on the NYSE during the six-month cure period, subject to the Company’s compliance with other NYSE continued listing standards.

Item 7.01	Regulation FD Disclosure.

As required by Section 802.01C of the NYSE Listed Company Manual, the Company issued a press release on February 1, 2023, announcing that it had received the notice of noncompliance with the NYSE’s continued listing standard. A copy of the press release is furnished herewith as Exhibit 99.1.

The foregoing description and the other information provided pursuant to this Item 7.01, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filings.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, such as any potential plans of the Company to cure the stock price deficiency, including by action that would require a stockholder vote. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and the other factors under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on December 14, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 1, 2023

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date: February 1, 2023	/s/ Spencer Jackson
Name: Spencer Jackson
Title: General Counsel and Secretary